 Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
(Not to Be Used For Signature Guarantee)
To Tender Up to 5,981,308 Shares of Common Stock
Pursuant to the Offer to Purchase Dated August 1, 2023
by
TRINET GROUP, INC.
of
Up to 5,981,308 Shares of its Common Stock At a Purchase Price of $107.00 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON
AUGUST 28, 2023, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED
(THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the tender offer (as defined below) if (1) certificates for shares of common stock, par value $0.000025 per share, of TriNet Group, Inc. and all other documents required by the Letter of Transmittal (the “Letter of Transmittal”) cannot be delivered to the Depositary (as defined herein) by the Expiration Date or (2) the procedures for book-entry transfer cannot be completed on a timely basis. This form may be delivered by mail to the Depositary. See Section 3 of the Offer to Purchase.
The Depositary for the Tender Offer is:
Computershare Trust Company, N.A.
By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
Via Email: CANOTICEOFGUARANTEE@computershare.com

Delivery of this Notice of Guaranteed Delivery or of other instructions to an address, other than those shown above does not constitute a valid delivery. Deliveries to the Company, the Dealer Managers, the Information Agent or the Book-Entry Transfer Facility (as each is defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
THE GUARANTEE ON PAGE 7 MUST BE COMPLETED.

Ladies and Gentlemen:
The undersigned hereby tenders to TriNet Group, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 1, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal and the other materials filed as exhibits to the Tender Offer Statement on Schedule TO-I (such materials, collectively, as they may be amended or supplemented from time to time, the “tender offer materials”), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, par value $0.000025 per share (the “shares”) of the Company, at a price of $107.00 per share (the “Purchase Price”), less any applicable withholding taxes and without interest, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The terms and conditions set forth in the tender offer materials collectively constitute the “tender offer”.
NUMBER OF SHARES BEING TENDERED HEREBY:                    SHARES

ODD LOTS
(See Section 1 of the Offer to Purchase and Instruction 6 of the Letter of Transmittal)
As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding a total of fewer than an aggregate of 100 shares may have their shares tendered at or below the Purchase Price accepted for purchase before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐   is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐   is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER
A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.
☐   The minimum number of shares that must be purchased, if any are purchased, is:        shares
If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked the box below:
☐   The tendered shares represent all shares held by the undersigned.
ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON THE FOLLOWING PAGE COMPLETED.
Certificate Nos. (if available):
Name(s) of Record Holder(s):	(Please Type or Print)
Address(es):
Zip Code(s):
Daytime Area Code and Telephone Number:

Signature(s):
Dated:	, 2023
If shares will be tendered by book-entry transfer, check this box and provide the following information:
Name of Tendering Institution:
Account Number at DTC:

SIGN HERE
Signature(s)
Dated: , 2023 Please type or print:
(Name(s) of Stockholders)
(Address(es))
(Zip Code(s))
(Area Code(s) and Telephone No(s).)
(Taxpayer ID No(s). or Social Security No(s).)

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within two (2) New York Stock Exchange trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.
(Name of Firm)
(Authorized Signature)
(Name)
(Address)
(Area Code and Telephone No.)
Dated:	, 2023

DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.
To be effective, this form must be properly completed, signed and delivered, together with your properly completed Letter of Transmittal, to the Depositary at one of the addresses listed on the first page of this Notice of Guaranteed Delivery by the end of the day on the Expiration Date. Do not send your tender offer materials to the Company, the Dealer Managers or the Information Agent. Notice of Guaranteed Delivery for physical share presentation by broker must be sent to the Depositary at CANOTICEOFGUARANTEE@computershare.com before it is covered. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s ATOP platform.